Exhibit (a)(3)(3)

HUTCHISON TELECOMMUNICATIONS INTERNATIONAL LIMITED

(Incorporated in the Cayman Islands with limited liability)

(Stock Code: 2332)

FORM OF PROXY FOR USE AT THE EXTRAORDINARY GENERAL MEETING OF THE HOLDERS OF SHARES OF PAR VALUE HK$0.25 EACH IN THE ISSUED SHARE CAPITAL OF HUTCHISON TELECOMMUNICATIONS INTERNATIONAL LIMITED (THE “COMPANY”) TO BE HELD ON 12 MAY 2010 (OR AT ANY ADJOURNMENT THEREOF) (THE “EGM”)

I/We(1),

of

being the registered holder(s) of(2)	shares of par value HK$0.25 each in the issued share capital of the

Company, hereby appoint the Chairman of the EGM or(3)

of

as my/our proxy to attend and act for me/us and on my/our behalf at the EGM to be held at the Grand Ballroom 1, 1st Floor, Harbour Grand Kowloon, 20 Tak Fung Street, Hunghom, Kowloon, Hong Kong on 12 May 2010 at 11:45 a.m. (Hong Kong time) (or so soon thereafter as the meeting of certain holders of the shares of HK$0.25 each in the issued share capital of the Company convened at the direction of the Grand Court of the Cayman Islands for the same day and place shall have been concluded or adjourned), for the purpose of considering and, if thought fit, passing the Special Resolution and Ordinary Resolution set out in the Notice dated 15 March 2010 convening the EGM and at such EGM to vote for me/us and in my/our name(s) in respect of the Special Resolution and Ordinary Resolution as hereunder indicated, and if no such indication is given, as my/our proxy thinks fit.

	FOR(4)	AGAINST(4)
SPECIAL RESOLUTION
ORDINARY RESOLUTION

Dated this	day of	2010	Signature(s)(5)

Notes:

1.	Full name(s) and address(es) to be inserted in BLOCK CAPITALS.

2.

Please insert the number of the shares of par value HK$0.25 each in the issued share capital of the Company registered in your name(s) and to which this form of proxy relates. If no number is inserted, this form of proxy will be deemed to relate to all of such shares registered in your name(s).

3.

If you wish to appoint a person other than the Chairman of the EGM, please strike out the words “the Chairman of the EGM or” and insert the name and address of the person you wish to appoint in the space provided. You are entitled to appoint one or more proxies to attend and vote in your stead. Your proxy need not be a member of the Company, but must attend the EGM in person to represent you. ANY ALTERATION MADE TO THIS FORM OF PROXY MUST BE INITIALLED BY THE PERSON(S) WHO SIGN(S) IT.

4.

IMPORTANT: IF YOU WISH TO VOTE FOR THE SPECIAL RESOLUTION OR THE ORDINARY RESOLUTION, TICK THE RELEVANT BOX MARKED “FOR”. IF YOU WISH TO VOTE AGAINST THE SPECIAL RESOLUTION OR THE ORDINARY RESOLUTION, TICK THE RELEVANT BOX MARKED “AGAINST”. Failure to tick either box for either resolution will entitle your proxy to cast your vote or abstain in respect of such resolution at his discretion. Your proxy will also be entitled to vote at his discretion on any resolution properly put to the EGM, or abstain.

5.

This form of proxy must be signed by you or your attorney authorised in writing or, in the case of a corporation, under its common seal or under the hand of an officer, attorney or other person duly authorised.

6.

In order to be valid, this form of proxy, together with any power of attorney or other authority (if any) under which it is signed or a certified copy thereof, should be deposited at the principal place of business of the Company at 22nd Floor, Hutchison House, 10 Harcourt Road, Hong Kong no later than 11:45 a.m. (Hong Kong time) on 10 May 2010. Completion and delivery of this form of proxy will not preclude you from attending the EGM and voting in person at the EGM if you so wish, but in the event of your attending the EGM after having lodged this form of proxy, this form of proxy will be deemed to have been revoked.

7.

Where there are joint registered holders of any share(s) in the Company, any one of such joint holders may vote at the EGM, either personally or by proxy, in respect of such share(s) as if he were solely entitled thereto; but if more than one of such joint holders are present at the EGM personally or by proxy, the most senior shall alone be entitled to vote in respect of the relevant joint holding and, for this purpose, seniority will be determined by reference to the order in which the names of the joint holders stand on the registers of members of the Company in respect of the relevant joint holding.